Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278409

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 3, 2024)

5,000,000

Ordinary Shares

We are offering 5,000,000 of our ordinary shares, CHF 0.01 nominal value per share.

Our ordinary shares are traded on The Nasdaq Global Market, or Nasdaq, and The Nasdaq Iceland Main Market, or Nasdaq Iceland, under the symbol “OCS.” On February 13, 2025, the last reported sale price of our ordinary shares was $21.60 per ordinary share on Nasdaq and ISK 3,060 per ordinary share on Nasdaq Iceland.

We are a “foreign private issuer” under applicable Securities and Exchange Commission, or SEC, rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible for reduced public company disclosure requirements.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

	Per Share	Total
Offering price	$20.00	$100,000,000
Underwriting commissions(1)	$1.20	$6,000,000
Proceeds to us (before expenses)	$18.80	$94,000,000

(1)	We refer you to “Underwriting” beginning on page S-12 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about February 18, 2025.

BofA Securities	Leerink Partners

Pareto Securities

The date of this prospectus supplement is February 13, 2025.

Prospectus Supplement:

Base Prospectus:

We are responsible for the information contained in this prospectus supplement and in any free writing prospectus we prepare or authorize. We and the underwriters have not authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the cover of this prospectus supplement.

Persons who come into possession of this prospectus supplement and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and any such free writing prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information that you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Neither we nor the underwriters have authorized anyone to provide you with any information or to represent as to anything different from, or not contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of any securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed and are incorporated herein by reference, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We and the underwriters further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not making offers to sell or solicitations of offers to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise indicated, all references in this prospectus supplement to “Oculis,” “the company,” “our company,” “we,” “us” and “our” refer to Oculis Holding AG and its consolidated subsidiaries.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in Swiss francs (CHF) and in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “CHF” and “francs,” mean Swiss francs, unless otherwise noted.

Unless otherwise indicated, certain amounts contained in this prospectus supplement have been translated into other currencies as follows:

•	Translations between CHF to USD use the exchange rate of $1.00 = CHF 0.84357, the exchange rate on September 30, 2024.

Such amounts are not necessarily indicative of the amounts of the respective currencies that could actually have been purchased upon exchange of USD or CHF at the dates indicated.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplement and the prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a late clinical-stage biopharmaceutical company, based in Switzerland, with substantial expertise in therapeutics used to treat ophthalmic and neuro-ophthalmic diseases, engaged in the development of innovative drug candidates which embrace the potential to address significant unmet medical needs for many eye-related conditions. Our focus is on advancing therapeutic candidates intended to treat significant and prevalent ophthalmic diseases which result in vision loss, blindness or reduced quality of life. Our mission is to improve patients’ health and quality of life worldwide by developing medicines that save sight and improve eye care for patients, and we intend to become a global leader in our field.

Our clinical portfolio contains three clinical stage assets led by OCS-01, a topical eye drop product candidate in Phase 3 development for diabetic macular edema, or DME, with ongoing Phase 3 trials named DIAMOND-1 and DIAMOND-2, and in pre-NDA preparation for inflammation and pain following ocular surgery. The topline readouts from the DIAMOND-1 and DIAMOND-2 trials are expected in 2026. In addition, OCS-01 is being studied in a proof-of-concept investigator initiated trial to investigate the safety and efficacy of OCS-01 in uveitic macular edema and post-surgical macular edema.

Our second clinical candidate, Privosegtor (OCS-05), is a novel neuroprotective product candidate with potential applications in multiple neuro-ophthalmology and neurology therapeutics areas. Privosegtor showed its potential as a novel neuroprotective product candidate in acute optic neuritis based on the positive topline results from the Phase 2 ACUITY trial announced in January 2025. The results of this trial also highlight its potential wide applicability in neuro-ophthalmology for indications such as glaucoma, diabetic retinopathy and neurotrophic keratitis, and in neurology for indications like multiple sclerosis.

Our third clinical candidate is Licaminlimab (OCS-02), a TNF blocker specifically formulated as an eye drop treatment developed for dry eye disease (DED), with a potential biomarker precision medicine approach. Following prior positive results from trials in symptoms of DED, we completed the DED Phase 2b RELIEF trial in signs of DED in June 2024 and announced positive topline results.

Recent Developments

Privosegtor Phase 2 ACUITY Trial Topline Results and Cash Estimate

In January 2025, we announced positive topline results with Privosegtor in the Phase 2 ACUITY trial, which met the primary endpoint of safety and achieved statistical significance on several key secondary efficacy endpoints. The trial evaluated the safety, tolerability and efficacy of Privosegtor, a neuroprotective candidate, in patients with acute optic neuritis. Positive results from the ACUITY trial showed that Privosegtor achieved primary safety endpoint in addition to highlighting neuroprotective structural benefit and the ability to improve visual function in patients suffering from acute optic neuritis.

In January 2025, we also announced that we had approximately $105 to 110 million in cash, cash equivalents and short-term investments at the start of the year. This financial information reflected our preliminary estimate, based on currently available information at the time of the estimate. Financial closing procedures for the year ended December 31, 2024 are not yet completed and final audited results may therefore vary from this estimate. PricewaterhouseCoopers SA has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to this preliminary financial data. Accordingly, PricewaterhouseCoopers SA does not express an opinion or any other form of assurance with respect thereto.

Earnout Share Vesting

On November 27, 2024, due to the volume-weighted average price of our ordinary shares on the Nasdaq Global Select Market being above $15.00 for 20 trading days in a consecutive 30 trading-day period, 1,422,723 earnout shares vested. On February 7, 2025, due to the volume-weighted average price of our ordinary shares on the Nasdaq Global Select Market being above $20.00 for 20 trading days in a consecutive 30 trading-day period, an additional 1,422,723 earnout shares vested. These earnout shares were issued to former Oculis SA shareholders pursuant to our Business Combination Agreement with European Biotech Acquisition Corp., dated October 12, 2022. Until vested, these earnout shares could not be voted or transferred and were subject to forfeiture if the vesting conditions were not satisfied.

Increase in ATM Treasury Share Reserve

On January 14, 2025, we registered 2,500,000 ordinary shares to be held in treasury for potential future use in our at-the-market offering program with Leerink Partners LLC, or ATM program. The new ordinary shares have not been sold under the ATM program and will be held in reserve as treasury shares. As of the date of this prospectus supplement, there are 3,500,000 ordinary shares held in reserve as treasury shares for potential future sale in the ATM program.

Corporate Information

Oculis Holding AG was incorporated under the laws of Switzerland on October 31, 2022 as a stock corporation (Aktiengesellschaft). Our registered office is located at Bahnhofstrasse 20, CH-6300, Zug, Switzerland.

Our agent for service of process in the United States is Oculis US Inc. Our principal website address is www.oculis.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

We make our reports and other information filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

We qualify as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after we no longer qualify as an “emerging growth company,” as long as we qualify as a “foreign private issuer” under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these reporting exemptions until such time that we are no longer a “foreign private issuer.” We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained in this prospectus supplement may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

We are also eligible to, and have chosen to, take advantage of certain exemptions from Nasdaq corporate governance requirements for foreign private issuers. Please see the section entitled “Item 16G. Corporate Governance,” incorporated by reference from our Annual Report, as well as any amendments thereto reflected in our subsequent filings with the SEC.

THE OFFERING

Ordinary shares offered by us	5,000,000 ordinary shares

Offering price	$20.00 per ordinary share

Ordinary shares to be outstanding after the offering	46,944,980 ordinary shares based on the number of ordinary shares outstanding as of September 30, 2024

Use of proceeds	We estimate that we will receive net proceeds from the offering of approximately $92.5 million after deducting underwriting commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering to advance and accelerate our clinical development pipeline, particularly the development of our novel neuroprotective clinical candidate Privosegtor (OCS-05), and for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement, and in documents incorporated by reference into this prospectus supplement.

Nasdaq Global Select Market and Nasdaq Iceland Main Market symbol for the ordinary shares	“OCS”

The number of ordinary shares that will be outstanding after the offering is based on 41,944,980 ordinary shares outstanding as of September 30, 2024 and excludes:

•

4,648,309 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2024 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $7.68 per share;

•	462,193 ordinary shares issuable upon the vesting of restricted stock units outstanding as of September 30, 2024 under the 2023 Plan;

•	4,290,753 ordinary shares reserved for future issuance under the 2023 Plan as of September 30, 2024;

•	240,121 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions, of which 168,571 became exercisable subsequent to September 30, 2024;

•	3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions, of which 1,422,723 vested in November 2024 and 1,422,723 vested in February 2025;

•

4,254,047 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2024 at an exercise price of $11.50 per share, including 1,999,386 ordinary shares issued pursuant to warrant exercises subsequent to September 30, 2024 through February 10, 2025;

•	43,321 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2024 at an exercise price of $12.17 per share; and

•	3,500,000 ordinary shares currently held in treasury and exclusively reserved for future settlement for any sales under our at-the-market sales program.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise or conversion of the options or warrants described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023 as updated by our subsequent filings including our Reports on Form 6-K, which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. The risk factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, our securities under the caption “- Risks Related to Ownership of Our Ordinary Shares and Warrants and our Status as a Public Company.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

If you purchase ordinary shares in this offering, you will experience substantial and immediate dilution.

If you purchase ordinary shares in this offering, you will experience substantial and immediate dilution of $15.93 per ordinary share in net tangible book value as of September 30, 2024 after giving effect to the offering at the offering price of $20.00 per ordinary share because the price that you pay will be substantially greater than the net tangible book value per ordinary share that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased their ordinary shares. You will experience additional dilution upon exercise of any outstanding equity awards or warrants or additional vesting of earnout shares, or if we otherwise issue additional ordinary shares below the offering price. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

In addition, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into ordinary shares, or seek additional capital through a variety of means, including public or private equity. Any such issuance or financings could result in substantial dilution to our existing securityholders and could cause the price of our ordinary shares to decline.

Future sales of ordinary shares or equity-linked securities by existing shareholders could depress the market price of the ordinary shares.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of ordinary shares in the public market, the trading price of the ordinary shares could decline significantly and could decline below the offering price. Upon completion of this offering, based on the number of ordinary shares outstanding as of September 30, 2024, we will have 46,944,980 outstanding ordinary shares, approximately 7.8 million of which are subject to a contractual restriction on selling for up to 60 days, subject to customary exceptions. BofA Securities, Inc. and Leerink Partners LLC may waive the lock-up agreements entered into in connection with this offering prior to the expiration thereof in their sole discretion. These shares held by our executive officers, directors and certain affiliates will be subject to volume limitations under Rule 144 under the Securities Act. See “Underwriting.”

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds that we receive from this offering and our existing cash, cash equivalents short-term investments and non-current financial assets, and we may spend or invest these funds in a way with which our shareholders disagree. Our failure to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus supplement titled “Prospectus Supplement Summary—Company Overview” and “Risk Factors” and in sections titled “Business,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports filed on Form 6-K filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our financial performance;

•	the ability to maintain the listing of our ordinary shares and public warrants on the Nasdaq Global Market and the Nasdaq Iceland Main Market;

•	timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;

•	timing of expected milestones in connection with our in-licensed assets;

•	expected benefits of our business and scientific approach and technology;

•	the potential safety and efficacy of our product candidates;

•	our ability to successfully develop, advance and commercialize our pipeline of product candidates;

•	our ability to establish and maintain arrangements for the manufacture of our product candidates;

•	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;

•	expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;

•	estimates regarding cash and cash equivalent runway, short-term investments, future revenue, expenses, capital requirements, financial condition, and need for additional financing;

•	estimates of market opportunity for our product candidates;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our strategic advantages and the impact those advantages may have on future financial and operational results;

•	our expansion plans and opportunities;

•	our ability to operate and grow our business in a cost-effective manner;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the impact of macroeconomic factors and other global events on our business;

•	changes in applicable laws or regulations;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the anticipated use of net proceeds from this offering and prior offerings; and

•	other risks and uncertainties, including those listed in this prospectus supplement under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the issuance and the sale of 5,000,000 of our ordinary shares in this offering will be approximately $92.5 million after deducting underwriting commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the offering to advance and accelerate our clinical development pipeline, particularly the development of our novel neuroprotective clinical candidate Privosegtor (OCS-05), as well as for working capital and general corporate purposes. We believe that the net proceeds from this offering, together with our current cash, cash equivalents and short-term investments, will be sufficient to enable us to fund operations and capital expenditures into late 2027.

We may also use a portion of the net proceeds we receive from this offering to invest in or acquire businesses, products and technologies including obtaining intellectual property rights. While we are continuously and actively evaluating such opportunities, we do not have any binding agreements or commitments for any material acquisitions at this time.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending the uses described above, we may invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per ordinary share paid by you and our as adjusted net tangible book value per ordinary share after completion of the offering.

Our net tangible book value as of September 30, 2024 was CHF 83.0 million ($98.4 million), or CHF 1.98 per ordinary share ($2.35 per ordinary share). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 41,944,980 ordinary shares outstanding as of September 30, 2024.

After giving effect to our sale of 5,000,000 ordinary shares in the offering at the offering price of $20.00 per ordinary share, and after deducting underwriting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2024 would have been CHF 161.1 million ($190.9 million), or CHF 3.43 per ordinary share ($4.07 per ordinary share). This represents an immediate increase in as adjusted net tangible book value of CHF 1.45 ($1.72) per ordinary share to existing shareholders and an immediate dilution in as adjusted net tangible book value of CHF 13.44 ($15.93) per ordinary share to new investors who purchase in this offering.

The following table illustrates this dilution on a per ordinary share basis as of September 30, 2024. All translations between currencies are based on the exchange rates on September 30, 2024 (see “Presentation of Financial and Other Information” for more details on the exchange rates used).

	Per Ordinary Share
	CHF		USD
Offering price		16.87		20.00
Historical net tangible book value per ordinary share as of September 30, 2024	1.98		2.35
Increase in net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	1.45		1.72

As adjusted net tangible book value per ordinary share after giving effect to this offering		3.43		4.07

Dilution per ordinary share to new investors participating in this offering		13.44		15.93

The number of ordinary shares that will be outstanding after the offering is based on 41,944,980 ordinary shares outstanding as of September 30, 2024 and excludes:

•	4,648,309 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2024 under the 2023 Plan, at a weighted-average exercise price of $7.68 per share;

•	462,193 ordinary shares issuable upon the vesting of restricted stock units outstanding as of September 30, 2024 under the 2023 Plan;

•	4,290,753 ordinary shares reserved for future issuance under the 2023 Plan as of September 30, 2024;

•	240,121 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions, of which 168,571 became exercisable subsequent to September 30, 2024;

•	3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions, of which 1,422,723 vested in November 2024 and 1,422,723 vested in February 2025;

•

4,254,047 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2024 at an exercise price of $11.50 per share, including 1,999,386 ordinary shares issued pursuant to warrant exercises subsequent to September 30, 2024 through February 10, 2025;

•	43,321 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2024 at an exercise price of $12.17 per share; and

•	3,500,000 ordinary shares currently held in treasury and exclusively reserved for future settlement for any sales under our at-the-market sales program.

To the extent that any outstanding options or warrants are exercised, additional earnout shares vest or new options are issued under the equity benefit plans, or we issue additional ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING

BofA Securities, Inc. and Leerink Partners LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	2,125,000
Leerink Partners LLC	1,850,000
Pareto Securities AB	1,025,000

Total	5,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Pareto Securities AB is not a US registered broker-dealer and may not make sales of any financial instruments in the United States or to US persons except in compliance with applicable US laws and regulations. To the extent that Pareto Securities AB intends to effect sales of financial instruments in the United States, it will do so only through its US registered broker-dealer, namely Pareto Securities Inc., acting as agent, or otherwise as permitted by applicable US law. The activities of Pareto Securities AB in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares at the offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.72 per share. After the initial offering, the offering price, concession or any other term of the offering may be changed.

The following table shows the offering price, underwriting discount and proceeds before expenses to us.

	Per Share	Total
Offering price	$20.00	$100,000,000
Underwriting discount	$1.20	$6,000,000
Proceeds, before expenses, to us	$18.80	$94,000,000

The expenses of the offering, not including the underwriting discount, are estimated at $1.5 million and are payable by us. The underwriters have agreed to reimburse certain of our expenses in connection with the offering. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.

No Sales of Similar Securities

We have agreed that we will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ordinary shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, in each case without the prior written consent of BofA Securities, Inc. and Leerink Partners LLC for a period of 60 days after the date of this prospectus.

The restrictions on transfers or other dispositions by use described above do not apply to:

(A) the ordinary shares to be sold in this offering, (B) any ordinary shares issued by us upon the exercise of an option or warrant or the conversion of a security issued or outstanding on the date of this prospectus and described in this prospectus, (C) any ordinary shares issued, options to purchase ordinary shares, restricted stock units, restricted stock awards or SARs granted pursuant to existing employee benefit plans or equity incentive plans described in this prospectus, (D) any ordinary shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan described in this prospectus, (E) the filing by us of a registration statement with the SEC on Form S-8 in respect of any shares of other security instruments issued pursuant to any plans or programs described in (C) or (D) above or (F) the issuance of up to 5% of the outstanding ordinary shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by us of such entity or (G) the issuance and sale of ordinary shares pursuant to our at-the-market sales facility, provided that (I) no such sales under (G) shall be made in the period beginning on the date of this prospectus and ending on the 30th calendar day after the date of this prospectus and (II) sales under (G) made after the 30th calendar day after the date of this prospectus may only be made if the sale price (before deduction of any commissions or expenses) is equal to or greater than the offering price per share listed in Schedule A of the underwriting agreement.

Our directors and executive officers and certain security holders have agreed that they will not, prior written consent of BofA Securities, Inc. and Leerink Partners LLC for a period of 60 days after the date of this prospectus (the “Lock-Up Period”) (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the our ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, whether now owned or hereafter acquired by the securityholder or with respect to which the securityholder has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act (other than a post-effective amendment to a registration statement that was effective prior to the date hereof), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

The restrictions in the immediately preceding paragraph does not apply with respect to the below, provided that (1) with respect to clauses (a) through (g) and (j) through (m), BofA Securities, Inc. and Leerink Partners LLC receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) with respect to clauses (a) through (f) and (j), any such transfer shall not involve a disposition for value, (3) with respect to clauses (b) through (g) and (j) through (l), such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (4) with respect to clauses (a) through (g) and (j) through (l), the lock-up signatory does not otherwise voluntarily effect any public filing or report regarding such transfers:

(a)	transfers as a bona fide gift or gifts; or

(b)

transfers to any trust for the direct or indirect benefit of the executive officers, directors and certain securityholders or the immediate family of the executive officers, directors and certain securityholders

(c)

if the securityholder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the executive officers, directors and certain securityholders or (ii) distributions to partners, limited liability company members or shareholders of the executive officers, directors and certain securityholders; or

(d)

with respect to any ordinary shares held by or subject to any trust or foundation, transfers to the trustees of such trust or foundation and any entity controlled by such trust or foundation, or any other trust or foundation established for the benefit of such trust or foundation; or

(e)

transfers by will or intestate succession upon the death of the executive officers, directors and certain securityholders, including transfers to the executors, administrators or any other similar personal representatives of the executive officers, directors and certain securityholders in accordance with the will of the executive officers, directors and certain securityholders or the applicable laws or otherwise as directed by the order of any relevant courts or tribunals of competent jurisdiction; or

(f)	transfers pursuant to a qualified domestic order or in connection with a divorce settlement; or

(g)	transfers to our officers, directors or their respective affiliates; or

(h)

transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change in control of us, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the ordinary shares subject to the lock-up agreement shall remain subject to the lock-up agreement (for purposes hereof, “change in control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of our shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of our outstanding voting securities (or the surviving entity)); or

(i)

the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares during the Lock-Up Period; or

(j)	transfers to any affiliate of the executive officers, directors and certain securityholders; or

(k)

transfers to us in the case of a repurchase of ordinary shares by us at a price no greater than that originally paid by the executive officers, directors and certain securityholders for such ordinary shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by our board of directors; or

(l)

in the case of an owner of any direct or indirect interest in the executive officers, directors and certain securityholders (the “Principal Owner”), transfers to any of that Principal Owner’s Family Members, or any entity controlled by such Principal Owner or any such Family Members, or any trust or foundation established for the benefit of such Principal Owner or any such Family Members, and transfers among the Principal Owners by one to another. For purposes of this clause, “Family Member” shall mean any child, parent, sibling, spouse or other first or second degree family member of the executive officers, directors and certain securityholders who is a natural person; or

(m)

in the case the securityholder is an investment entity, any transfers in connection with or for the purpose of any transfer or sale of equity securities in other portfolio companies to one or more purchasers that are professional investment entities for the purpose of winding up or restructuring some or all of the executive officers, directors and certain securityholders’ investment portfolio (whether in a particular industry sector or segment or as part of liquidating its legacy positions); or

(n)

transfers or surrenders to us as forfeitures to satisfy tax withholding and remittance obligations of the executive officers, directors and certain securityholders in connection with the vesting or exercise of equity awards granted pursuant to our equity incentive plans or pursuant to a net exercise or cashless exercise by the shareholder of outstanding equity awards pursuant to our equity incentive plans; provided, however, that (A) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (1) the filing relates to the circumstances described above and (2) no Lock-Up Securities were sold by the executive officers, directors and certain securityholders, other than such transfers to us as described and (B) the executive officers, directors and certain securityholders do not otherwise voluntarily effect any other public filings or report regarding such transfer or surrender during the Lock-Up Period; or

(o)

the exercise of any rights to purchase, exchange or convert any stock options granted to the executive officers, directors and certain securityholders pursuant to our equity incentive plans referred to in this prospectus, or exercise any warrants or other securities convertible into or exercisable or exchangeable for ordinary shares, which warrants or other securities are described in this prospectus; provided, that (A) any ordinary shares issued upon exercise, conversion or exchange of such option, warrant or other security shall continue to be subject to the restrictions set forth herein until the expiration of the Lock-Up Period and (B) any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the ordinary shares received from such purchase, exchange or conversion remain subject to the restrictions on transfer set forth in the lock-up agreement.

Furthermore, we and these other persons may sell our ordinary shares purchased by the executive officers, directors and certain securityholders on the open market following this offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the executive officers, directors and certain securityholders do not otherwise voluntarily effect any public filing or report regarding such sales.

We and these other persons also agree and consent to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Nasdaq Global Market Listing and Nasdaq Iceland Main Market

The shares are listed on the Nasdaq Global Market and the Nasdaq Iceland Main Market under the symbol “OCS.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Stamp Taxes

If you purchase ordinary shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

For example, we are party to an At-The-Market Sales Agreement with Leerink Partners, as sales agent, pursuant to which we may issue and sell, from time to time, our ordinary shares through Leerink Partners.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no securities have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of Shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any security, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(a)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of ordinary shares by a “U.S. Holder.” This discussion applies only to ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code” (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

•	banks or other financial institutions;

•	insurance companies;

•	mutual funds;

•	pension or retirement plans;

•	S corporations;

•	broker or dealers in securities or currencies;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts or estates;

•	tax-exempt organizations (including private foundations);

•	persons that hold ordinary shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

•	persons that have a functional currency other than the U.S. dollar;

•	certain U.S. expatriates or former long-term residents of the United States;

•	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;

•	persons that acquired ordinary shares pursuant to an exercise of employee stock options or otherwise as compensation;

•	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

•	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

•	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

•	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding ordinary shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares, that is, for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISTION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on the Ordinary Shares

Subject to the “passive foreign investment company,” or PFIC, rules discussed below under “—Passive Foreign Investment Company Rules,” distributions on ordinary shares generally will be taxable as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of ordinary shares and will be treated as described below under “—Sale or Other Taxable Disposition of the Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. The amount of any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. U.S. Treasury regulations may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. However, the IRS has released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under the Code. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

As indicated in our most recent Annual Report on Form 20-F, we believe that we were not a PFIC for our taxable year ended December 31, 2023. We have not yet published our financial statements for the year ended December 31, 2024 and have not yet made a determination with respect to our PFIC status for the year ended December 31, 2024. The determination of whether a non-U.S. corporation is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. The amount of passive income and passive assets we take into account for PFIC testing purposes depends, in part, on the size of our cash balance (taking into account the cash raised in this offering and from other sources as well as the timing and manner in which such cash is used) and the interest rates applicable thereto. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to our market capitalization from time to time, which may fluctuate considerably. As a result, there can be no assurance with respect to our status as a PFIC for the taxable year ending December 31, 2025 or for future taxable years, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with that conclusion and that the IRS would not successfully challenge our position. U.S. Holders of ordinary shares should be aware of the risk that we may be or become a PFIC and should review the section and consult their tax advisors concerning the application of the PFIC rules to the ordinary shares in their particular circumstances.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualified electing fund, or QEF, election, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its ordinary shares;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” Accordingly, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to ordinary shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

If we are treated as a PFIC, a U.S. Holder may also avoid the adverse PFIC tax consequences discussed above with respect to ordinary shares if the U.S. Holder makes a valid QEF election for the first taxable year in which the U.S. Holder owns (or is treated as owning) ordinary shares. If a U.S. Holder has made a QEF election with respect to ordinary shares, and the special tax and interest charge rules do not apply to such ordinary shares (because the QEF election was made in the U.S. Holder’s first taxable year in which the U.S. Holder owns (or is treated as owning) ordinary shares or a purging election was made, as described below), any gain recognized on the sale of ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. A U.S. Holder that makes a QEF election with respect to ordinary shares is currently taxed on its pro rata share of our earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to the U.S. Holder. The U.S. Holder’s tax basis in the ordinary shares with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning ordinary shares with respect to which a QEF election has been made. A U.S. Holder generally can make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF election rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election with respect to ordinary shares, a U.S. Holder generally must receive a PFIC Annual Information Statement (as defined in Treasury Regulations Section 1.1295-1(g)) from us. If we are determined to be a PFIC for any taxable year, we will endeavor to make available to U.S. Holders a PFIC Annual Information Statement with respect to such taxable year. However, there is no assurance that we will have timely knowledge of our PFIC status in the future or that we will make available a PFIC Annual Information Statement. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a QEF election with respect to ordinary shares in their particular circumstances.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, have a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

MATERIAL SWISS INCOME TAX IMPLICATIONS

The following information is of a general nature only and is based on the laws in force in Switzerland as of the date of this prospectus supplement and is subject to any change in law that may take effect after such date. It does not purport to be a comprehensive description of all tax considerations that might be relevant to an investment decision. It is not intended to be, nor should it be construed to be, legal or tax advice. It is a description of the essential material Swiss tax consequences with respect to the listing and may not include tax considerations that arise from rules of general application or that are generally assumed to be known to investors. Prospective holders of ordinary shares should consult their professional advisors with respect to particular circumstances, the effects of state, local or foreign laws to which they may be subject, and as to their tax position.

Holding of Ordinary Shares

Swiss Withholding Tax

Under present Swiss tax law, dividends and similar cash or in-kind distributions made by Oculis Holding AG to a holder of ordinary shares (including liquidation proceeds and bonus shares) are subject to Swiss federal withholding tax (the “Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of taxable distribution), unless these payments are repayments of the par value of ordinary shares or, within the limitations accepted by the legislation in force and the respective administrative practice of the reserve from capital contribution (Reserve aus Kapitaleinlage). Oculis Holding AG is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 days of the due date of such distribution; unless a notification procedure applies (the notification procedure does not apply to portfolio holdings).

Swiss resident individuals who hold their ordinary shares as private assets (Resident Private Shareholders) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, Domestic Commercial Shareholders who, among other things, are also the beneficial owners of the ordinary shares and the dividends or the other distributions made or paid by Oculis Holding AG on the ordinary shares are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they, inter alia, duly report the underlying income in their income statements or income tax return, as the case may be.

Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland and further conditions of such treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of ordinary shares and the procedures for claiming a refund of the Withholding Tax.

Swiss Federal Stamp Taxes

To the extent Oculis Holding AG issues new shares, Oculis Holding AG will bear the Swiss federal issue stamp tax (Emissionsabgabe) on the issuance of such ordinary shares of 1% of the offering price, net of certain deductions. The delivery of newly issued shares against payment of the offering price is generally not subject to Swiss federal securities turnover tax (Umsatzabgabe).

To the extent Oculis Holding AG offers existing shares currently held by Oculis Holding AG or certain existing shareholders of Oculis Holding AG, the sale and delivery of any such existing shares will, subject to statutory exemptions, be subject to Swiss federal securities turnover tax (Umsatzabgabe) at an aggregate tax rate of up to 0.15% of the consideration paid on such sale and will be borne (or compensated) by the current holders of such existing ordinary shares.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

a. Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of ordinary shares. For Withholding Tax consequences, please see the section entitled “—Material Swiss Income Tax Considerations—Swiss Withholding Tax.”

b. Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares or taxable repurchases of ordinary shares as described above), which are not repayments of the par value of ordinary shares or, within the limitations accepted by the legislation in force and the respective administrative practice, reserve from capital contribution (Kapitaleinlagereserven), are required to report such distributions in their individual income tax returns. Furthermore, the Swiss federal income tax on dividends is currently reduced to 70% of regular taxation (Teilbesteuerung), if the investment amounts to at least 10% of the total share capital of a company. On cantonal and communal level, the same provisions regarding partial taxation apply, with income reduced to between 50% and 80% depending on the canton of residency.

Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if, inter alia, ordinary shares held have a market value of at least CHF 1 million. For cantonal and communal income tax purposes, the regulations on participation relief are broadly similar, depending on the canton of residency. For Domestic Commercial Shareholders who are individual taxpayers, the Swiss federal individual income tax on Dividends is reduced to 70% of regular taxation (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of the total share capital of the Company. On cantonal and communal level the same provisions regarding partial taxation apply, with income reduced to between 50% and 80% depending on the canton of residency.

Swiss Wealth Tax and Capital Tax

a. Non-Resident Shareholders

Non-Resident Shareholders holding ordinary shares are generally not subject to cantonal and communal wealth or annual capital tax because of the mere holding of ordinary shares.

b. Resident Private Shareholders

Resident Private Shareholders are required to report the market value of their ordinary shares at the end of each tax period as part of their private wealth, which is subject to cantonal and communal wealth tax.

c. Domestic Commercial Shareholders

Domestic Commercial Shareholders are required to report their ordinary shares as part of their business wealth or taxable capital, as defined in the applicable cantonal and communal tax laws, which is subject to cantonal and communal wealth or annual capital tax.

Sale or Other Disposition of Ordinary Shares

Swiss Federal Stamp Taxes

Any subsequent transactions in ordinary shares in the secondary markets are subject to Swiss securities turnover tax at an aggregate rate of 0.15% of the consideration paid for such ordinary shares, however, only if a bank or other securities dealer in Switzerland or Liechtenstein, as defined in the Swiss Federal Stamp Tax Act (Stempelabgabengesetz), is a party or an intermediary to the transaction and no exemption applies.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

a. Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax for capital gains on the sale of ordinary shares.

b. Resident Private Shareholders and Domestic Commercial Shareholders

A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of ordinary shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be.

Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of ordinary shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of ordinary shares) for such taxation period.

Gift and Inheritance Taxes

The transfer of ordinary shares may be subject to cantonal and/or communal gift, estate or inheritance taxes if the donor is, or the deceased was, resident for tax purposes in a Swiss canton levying such taxes.

General notes on Swiss Taxation

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement. The Multilateral Competent Authority Agreement is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Swiss Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

The AEOI is introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have been, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

Based on such multilateral and bilateral agreements and the implementing laws of Switzerland, Switzerland collects data in respect of financial assets, which may include ordinary shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in a treaty state since 2017, and exchanges it since 2018. Switzerland has signed and is expected to sign AEOI agreements with other countries. A list of such agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of U.S. Foreign Account Tax Compliance Act. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, but instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the U.S. entered into force allowing the U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions.

On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States on changing the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

THE MATERIAL SWISS TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SWISS HOLDER’S PARTICULAR SITUATION. SWISS HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO, THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER NON-SWISS, AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN SWISS OR OTHER TAX LAWS.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, VISCHER AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•

the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;

•	the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;

•

the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and

•

no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

DIVIDEND POLICY

We have not paid any cash dividends on the ordinary shares to date and do not intend to pay cash dividends for the foreseeable future. Dividends may be paid only if we have sufficient distributable profit from previous years or sufficient free reserves to allow the distribution of a dividend. Swiss law requires that we retain at least 5% of our annual net profit as general reserves for so long as these reserves together with our capital reserves amount to less than 20% of our nominal share capital.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement and the accompanying prospectus, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS

Cooley LLP, Reston, Virginia, is representing us in connection with this offering. The validity of the ordinary shares and certain other matters of Swiss law will be passed upon for us by VISCHER AG, Zurich, Switzerland. We have been advised on Icelandic securities matters by BBA//Fjeldco, Reykjavik, Iceland. Legal counsel to the underwriters in connection with this offering are Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.oculis.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-41636.

The documents we are incorporating by reference are:

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description;

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024; and

•

our Reports on Form 6-K filed with the SEC on February 28, 2024, April  11, 2024 (excluding exhibit 99.1), April  22, 2024, May  8, 2024 (Film Number 24927485), May  8, 2024 (excluding exhibit 99.3), May  31, 2024, June  10, 2024 (excluding exhibit 99.1 and 99.2), August  27, 2024 (excluding exhibit 99.3), November  7, 2024 (excluding exhibit 99.3) and January 6, 2025 (excluding exhibit 99.1).

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (only if and to the extent that they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Oculis Holding AG

Bahnhofstrasse 20

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 39 60

PROSPECTUS

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Oculis Holding AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants and units, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 19 of this prospectus.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” On March 28, 2024, the last sale price of our ordinary shares as reported by the Nasdaq Global Market was $12.05 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is April 3, 2024.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Oculis,” “the Company,” “our Company,” “we,” “us” or “our” refer to Oculis Holding AG and its subsidiaries.

i

TRADEMARKS AND TRADENAMES

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, tradenames or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.

Our consolidated financial statements are presented in Swiss francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While have compiled, extracted, and reproduced industry data from these sources, have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•	our financial performance;

•	the ability to maintain the listing of our Ordinary Shares and Warrants on the Nasdaq Global Market;

•	timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;

•	expected benefits of our business and scientific approach and technology;

•	the potential safety and efficacy of our product candidates;

•	our ability to successfully develop, advance and commercialize our pipeline of product candidates;

•	our ability to establish and maintain arrangements for the manufacture of our product candidates;

•	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;

•	expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;

•	estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;

•	estimates of market opportunity for our product candidates;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our strategic advantages and the impact those advantages may have on future financial and operational results;

•	our expansion plans and opportunities;

•	our ability to operate and grow our business in a cost-effective manner;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the impact of macroeconomic factors and other global events on our business;

•	changes in applicable laws or regulations; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not place undue reliance on these forward-looking statements in deciding to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.

Company Overview

Please see the section entitled “Item 4. Information on the Company – B. Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Item 4. Information on the Company – A. History and Development of the Company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•

reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2028; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700,000,000 as of the prior June 30.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered

We may offer or sell ordinary shares, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Ordinary shares

We may offer our ordinary shares, nominal value of CHF 0.01 per ordinary share, either alone or underlying other registered securities convertible into and/or exchangeable for our ordinary shares. Holders of our ordinary shares are entitled to receive dividends, if any, as may be approved from time to time by our general meeting of shareholders out of funds legally distributable for the payment of dividends. In addition, our auditors must also confirm that the dividend proposal conforms to Swiss law and the Articles of Association. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of our ordinary shares is entitled to one vote per ordinary share. Pursuant to Swiss law, the holders of our ordinary shares have pre-emptive rights (Bezugsrechte) to subscribe for newly issued ordinary shares, unless such pre-emptive rights are withdrawn or limited by our general meeting of shareholders, or upon authorization by our general meeting of shareholders, our board of directors in certain circumstances.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into and/or exchangeable for ordinary shares.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of our ordinary shares or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units consisting of our ordinary shares, warrants or any combination of such securities. We may offer units independently or together with other securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus supplement relating to the specific offering.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, debt securities, warrants and units, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for research and development, progression of our clinical programs, general corporate purposes and working capital. Accordingly, we will have significant discretion in the use of any net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

THE OFFER AND LISTING

Our ordinary shares are currently traded on the Nasdaq Global Market, or Nasdaq, under the symbol “OCS.” The ordinary shares began trading on Nasdaq on March 3, 2023.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital and summarizes the material provisions of our articles of association. The following summary is not exhaustive, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Swiss law and our articles of association, a copy of which is incorporated by reference herein into the registration statement of which this prospectus forms a part. We encourage you to read our articles of association and the applicable provisions of Swiss law for additional information.

General

We were incorporated as a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland in accordance with articles 620 et seqq. of the Swiss Federal Act on the Amendment of the Swiss Civil Code of March 30, 1911 (“CO”) and registered with the Commercial Register of the Canton of Zug on October 31, 2022. Our corporate legal headquarters is located at Bahnhofstrasse 7, 6300 Zug, Switzerland. Neither the Articles of Association nor the operation of law limit the duration of the Company.

Capital Structure of the Company

Issued Share Capital

Immediately prior to the closing of the transactions contemplated by the Business Combination Agreement, dated as of October 17, 2022, as amended (the “Business Combination”), by and among European Biotech Acquisition Corp. (“EBAC”) and Oculis SA (“Legacy Oculis”), the Company’s share capital was CHF 356,821.68 divided into 35,682,168 fully paid-in registered shares with a nominal value of CHF 0.01 each.

In the context of the Business Combination, the Company increased its share capital in the Commercial Register of the Canton of Zug on the Acquisition Closing Date to CHF 365,273.68, divided into 36,527,368 Ordinary Shares, fully paid-up.

In the context of the public offering for the issuance and sale by the Company of ordinary shares based on that certain underwriting agreement entered into by the Company and BofA Securities Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein, the Company increased its share capital in the Commercial Register of the Canton of Zug on 5 June 2023 to CHF 400,273.68, divided into 40,027,368 Ordinary Shares, fully paid-up.

As a result of the partial exercise by the underwriters to purchase additional ordinary shares as part of the abovementioned offering, the Company increased its share capital in the Commercial Register of the Canton of Zug on 13 June 2023 to CHF 401,816.02, divided into 40,181,602 Ordinary Shares, fully paid-up.

As of December 31, 2023, an aggregate of 262,098 new shares had been issued following (i) the exercise of 112,942 options and the issuance of associated ordinary shares using conditional share capital for employee benefit plans and (ii) the exercise of 149,156 warrants and the issuance of associated ordinary shares using the conditional share capital for EBAC public and private warrants. As a result, the Company increased its share capital in the Commercial Register of the Canton of Zug on March 14, 2024, to CHF 404,437.00, divided into 40,443,700 Ordinary Shares, fully paid-up.

Share Classes

The Articles of Association provide for one class of Ordinary Shares with a nominal value of CHF 0.01 each. Each Ordinary Share will carry one vote in general meetings of shareholders, and the Ordinary Shares are listed on the Nasdaq Global Market.

Share Capital Increases (General)

Under Swiss law, we may increase our share capital and issue new shares through an ordinary capital increase, an increase by capital band (Kapitalband) or a conditional capital increase (Bedingte Kapitalerhöhung). In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against our equity, against contributions in kind, for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the pre-emptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within six months of shareholder approval. In an ordinary capital increase, holders of Ordinary Shares have pre-emptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, please see the section entitled “—Pre-emptive Rights and Advance Subscription Rights.”

Our shareholders can further authorize the Board of directors by way of an amendment of the Articles of Association to increase or decrease the share capital within a capital band in an amount not to exceed 50% of the share capital registered in the commercial register for a period of five years without further shareholder approval. To create a capital band, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding capital band is set forth below in the section entitled “—Capital band.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to creditors or options and warrants issued to third parties. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Under Swiss law, any conversion or option rights granted by a company before the provision of the articles of association that introduces the underlying conditional capital has been registered with the commercial register is null and void. The requirements for a conditional capital increase are set forth below in the section entitled “—Conditional Share Capital.”

Capital band

Under the Articles of Association, the Board of directors is authorized to increase the share capital, at any time until March 2, 2028, at the latest, by a maximum amount of CHF 178,410.84 by issuing a maximum of 17,841,084 fully paid-up shares with a nominal value of CHF 0.01 each (Ordinary Shares).

In fiscal year 2023, 3,654,234 shares were issued from the capital band. Thus, the Company is, as of the date of this Prospectus entitled to issue, within the lower limit of CHF 365,273.68 and the upper limit of CHF 543,684.52, up to 14,186,850 fully paid-up Shares, with a nominal value of CHF 0.01 each on the basis of the existing capital band. Such increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, are permissible.

The Board of directors may determine the time of the issuance, the issue price, the manner in which the new shares have to be paid up, the date from which the shares carry the right to dividends, the conditions for the exercise of the pre-emptive rights and the allotment of pre-emptive rights that have not been exercised. The Board of directors may allow the pre-emptive rights that have not been exercised to expire, or it may place such shares or the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The Board of directors is authorized to withdraw or limit the pre-emptive rights of the shareholders with respect to the shares to be issued under the capital band and to allot them to individual shareholders or third parties, subject to the following:

1.	if the issue price of the new registered shares is determined by reference to the market price;

2.

for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;

3.

for purposes of broadening the shareholders of our constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;

4.

for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe additional shares to the respective initial purchaser(s) or underwriter(s) in a placement or sale of registered shares;

5.

for raising of capital (including private placements) in a fast and flexible way, which probably could not be achieved without the exclusion of the statutory pre-emptive right of the existing shareholders;

6.

for other valid grounds in the sense of article 652b para. 2 CO, which provides by way of illustration that the acquisition of companies or parts thereof or equity interests therein, as well as employee share ownership are deemed to be valid grounds; or

7.

following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of directors , upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of directors has not found the takeover bid to be financially fair to the shareholders.

The authorization to withdraw or limit the pre-emptive rights is limited to the above listed items and exclusively linked to the particular available capital band (Kapitalband) set out in the Articles of Association. If the period to increase our share capital within the capital band lapses without having been used by the Board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into and/or exchangeable for other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	provisions, if any, for the defeasance of the debt securities;

•	any material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

subject to Swiss law, any insolvency or bankruptcy proceedings, any debt-restructuring moratorium or proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series, or legal defeasance, or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series, or covenant defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•

we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•

the terms of the units and of the ordinary shares, debt securities and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The provisions described in this section, as well as those described under “Description of Share Capital and Articles of Association,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.”

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY

Form and Transfer of Shares

Form of the Shares

Ordinary shares may be issued as ordinary uncertificated securities within the meaning of article 973c CO (Wertrechte) and/or global certificates. In accordance with article 973c CO, we maintain a register of uncertificated securities (Wertrechtebuch). We may create intermediated securities (Bucheffekten) for ordinary shares.

Upon its registration with the share register, a shareholder may at any time request that we issue a written confirmation of the ordinary shares held by such shareholder. However, the shareholder has no right to request the printing and delivery of share certificates nor the conversion of ordinary shares issued in one form into another form. We may, however, at any time print and deliver certificates for registered (single certificates or global certificates) and, with the consent of the shareholder, delete without replacement issued share certificates, which have been returned to it. We may convert ordinary shares from one form into another form at any time and without the approval of the shareholders. We shall bear the cost associated with any such conversion.

Transfer of Shares

Ordinary shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. ordinary shares or the beneficial interest in ordinary shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules.

Share Register

We maintain a share register (Aktienbuch) (the “Share Register”) in which the owners of the ordinary shares are registered with name, address and nationality (in case of legal entities the registered office). In relation to the Company, only those shareholders registered in the Share Register are recognized as shareholders.

Pursuant to article 4 of the Articles of Association, acquirers of ordinary shares are, upon request and presentation of evidence of the transfer, registered as shareholders with voting rights in the Share Register if they explicitly declare to hold ordinary shares in their own name and for their own account.

The Board shall implement the necessary directions for maintaining the Share Register and it may issue corresponding regulations or guidelines. The Board may delegate such tasks.

In the invitation to the general meeting, the Board shall announce the record date for registration in the Share Register that is relevant with respect to the right to attend and vote.

We have the right to delete entries in the Share Register retroactively as of the date of the entry if the registration has been made on the basis of false information. We may give the relevant shareholder or nominee, in advance, the opportunity, to be heard. The relevant shareholder or nominee must be informed of the deletion without delay.

Registration and Voting Right Restrictions

The Articles of Association contain the following registration restrictions:

1. Regulatory Registration and Voting Right Restrictions. According to article 4 of the Articles of Association, the Board may refuse the registration of an acquirer of ordinary shares in the Share Register as a shareholder with voting rights or cancel an already occurred registration of ordinary shares with voting rights from the Share Register, if (a) the number of ordinary shares held or acquired directly or indirectly or acting in concert with third parties or as an organized group by such acquirer exceeds 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, and (b) such acquirer has not submitted prior to the acquisition of such ordinary shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer, or (ii) the highest price paid by such acquirer in the 12 months preceding to the publication of the tender offer.

Those associated through capital, voting power, joint management, beneficial ownership or in any other way, or joining for the acquisition of shares shall be regarded as one acquirer for the purposes of article 4 of the Articles of Association. Acquirers who do not meet the legal or regulatory requirements according to article 4 of the Articles of Association shall be entered in the Share Register as shareholder without voting rights for ordinary shares exceeding the limit of 15%. In case of an already occurred registration, ordinary shares exceeding the limit of 3% may be cancelled from the Share Register as ordinary shares with voting rights and instead be registered as ordinary shares without voting rights. The Board may enact regulations governing the details of such registration restriction. Nominees do not constitute as acquirers within the meaning of article 4 of the Articles of Association. After hearing the person concerned, we may cancel the registrations in the Share Register if those registrations were based on false information of the acquirer. In addition, according to article 4 of the Articles of Association, the Board may refuse the exercise of voting rights of a shareholder in excess of 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, if such shareholder does not meet the legal or regulatory requirements according to article 4 of the Articles of Association.

2. Registration and Voting Right Restrictions for ordinary shares held through Nominees. The registration and voting right restrictions in connection with the regulatory registration and voting right restrictions described above are also applicable to ordinary shares held through nominees. Accordingly, article 4 of the Articles of Association provides that, if, any beneficial owner should as a result of such registration of a nominee being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or alone or together with third parties, hold a number of shares exceeding 3% of the total number of voting rights of the Company pursuant to the entry in the commercial register and the nominee does not, expressly declare in the registration application that it is holding the shares on its own account, and the nominee does not confirm in writing that it is willing to disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5% or more of the share capital, the Board may refuse to register (or cancel an already occurred registration of) the nominee holding ordinary shares for the account of such beneficial owner with respect to any ordinary shares in excess of such restriction. The Board may make the registration with voting rights of the ordinary shares held by a nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered and may enter into agreements with nominees in this regard. Further, the voting right restrictions pursuant to article 4 of the Articles of Association as set out above also apply to ordinary shares, which are held by a nominee for the account of a person exceeding the threshold of 15% (regulatory voting right restrictions).

Apart from the registration and voting rights restrictions as described above, there are no restrictions on the transferability of the ordinary shares in the Articles of Association.

Ownership of Shares by Non-Swiss Residents

Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own ordinary shares or to exercise voting rights attached to the ordinary shares.

Foreign Investment and Exchange Control Regulations in Switzerland

Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, Moldova, the Democratic People’s Republic of Korea (North Korea), Venezuela, Nicaragua, Haiti, persons and organizations with connections to Osama bin Laden, the “Al-Qaeda” group or the Taliban, certain persons in connection with the assassination of Rafik Hariri as well as measures to prevent the circumvention of international sanctions in connection with the situation in Ukraine, there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.

Pre-emptive Rights and Advance Subscription Rights

Swiss law provides that any share issue, whether for cash or non-cash consideration, is subject to the prior approval at a general meeting of shareholders. Shareholders are granted certain pre-emptive rights (Bezugsrechte) to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe for warrants, convertible bonds or similar debt instruments with option rights in proportion to the nominal amount of shares held. Pursuant to the Articles of Association, a resolution adopted at a general meeting by a majority of two-thirds of the votes represented at the meeting is required to repeal, limit or suspend pre-emptive rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in block transactions;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION

The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$44,280
FINRA filing fee	45,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at the time.

LEGAL MATTERS

The validity of the securities offered hereby on behalf of the Company and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Vischer AG, Basel, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, Reston, Virginia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, Vischer AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US, Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•

the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;

•	the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;

•

the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and

•

no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.oculis.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•

The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description;

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024; and

•	our Report on Form 6-K filed with the SEC on February 28, 2024.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address and telephone number:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

PROSPECTUS

April 3, 2024

5,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

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February 13, 2025